UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 26, 2010

Action Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52455	11-3699388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, China

Telephone - +86 0319-686-1111

(Former Address)
8744 Riverside House Path
Brewerton, New York  13029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	Our ability to produce steel wire at a consistently profitable margin as we have historically.

•	the impact that a downturn or negative changes in the steel market may have on sales.

•	our ability to obtain additional capital in future years to fund our planned expansion;

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	the loss of key members of our senior management and our qualified sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of (i) Action Industries, Inc. or “Action Industries”, a Nevada corporation, (ii) Kalington Limited, or “Kalington,” a Hong Kong limited company and wholly-owned subsidiary of Action Industries,  (iii) Xingtai Kalington Consulting Service Co., Ltd., or “Kalington Consulting”, a Chinese limited company and wholly-owned subsidiary of Kalington, and (iv) Xingtai Longhai Wire Co., Ltd., or “Longhai ,” a Chinese limited company which is effectively and substantially controlled by Kalington Consulting through a series of captive agreements, as the case may be;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the steel wire industry and economy in China and that we have obtained from various cited government and institute research publications. Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 26, 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Kalington, the shareholders of Kalington, Goodwin Ventures, Inc. and Longhai, pursuant to which we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Convertible Preferred Stock (Series A Preferred Stock), which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 26, 2010, we completed an acquisition of Kalington pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Kalington is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries include Kalington, our wholly-owned subsidiary which is incorporated under the laws of Hong Kong, Kalington Consulting, a wholly-owned subsidiary of Kalington which is incorporated under the laws of the PRC, and Longhai, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Kalington Consulting through a series of captive agreements.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 26, 2010, we acquired Kalington in a reverse acquisition transaction.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Kalington, except that information relating to periods prior to the date of the reverse acquisition only relate to Kalington and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Xingtai Longhai Wire Co., Ltd. (Longhai) was established in August 2008 as a result of the separation of Longhai from Xingtai Longhai Steel Group Co., Ltd. (the “Longhai Steel Group”) at that time.  Prior to its establishment as a stand-alone company, Longhai was a division within the Longhai Steel Group.  The Longhai Steel Group was founded in 2003.  Longhai is a leading producer of steel wire products in northeastern China.  Demand for our steel wire is driven primarily by spending in the construction and infrastructure industries.  We have benefited from strong fixed asset investment and construction growth as the PRC has rapidly grown increasingly urbanized and invested in modernizing its infrastructure.

Our principal business is the production of steel wire ranging from 6mm to 10mm in diameter.  We operate two wire production lines which have a combined annual capacity of approximately nine hundred thousand tons per year.  Our products are sold to a number of distributors who transport the wire to nearby wire processing facilities.  Our wire is then further processed by third party wire refiners into a variety of products such as nails, screws, and wire mesh for use in reinforced concrete and fencing.  Our facilities and head offices are located in the town of Xingtai in southern Hebei.

Our revenues increased from $238,644,939 in fiscal year 2007 to $511,487,983 in fiscal year 2008, representing a growth rate of approximately 114%.  While our revenues dropped in 2009 to $373,660,461 due to a sharp decline in the price of steel wire, our gross margins improved markedly as we improved our operational efficiency.

Our Corporate History and Background

Action Industries, Inc. was originally incorporated under the laws of the State of Georgia on December 4, 1995.  On March 14, 2008, the Georgia corporation was merged with and into a newly formed Nevada corporation also named Action Industries, Inc. and all of the outstanding shares of the Georgia corporation were exchanged for shares in the surviving Nevada corporation.  Prior to our reverse acquisition of Kalington, Action Industries was primarily in the business of providing prepaid long distance calling cards and other telecommunication products and was in the development stage and had not commenced planned principal operations.

As a result of our reverse acquisition of Kalington, we are no longer a shell company and active business operations were revived.  We plan to amend our Articles of Incorporation to change our name to “Longhai Steel Inc.” to reflect the current business of our company.

Acquisition of Kalington Limited

On March 26, 2010, we completed a reverse acquisition transaction through a share exchange with Kalington and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.5% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Kalington became our controlling stockholders.  The share exchange transaction with Kalington and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%).  Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited.  Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited.   On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years.  The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.  As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholders transferred 625 of the shares of Series A Convertible Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting.  In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company.  Chaojun Wang and William Hugh Luckman currently serve as the directors of Kalington.  Kalington Consulting was established in the PRC on March 18, 2010.  Kalington currently owns 100% of Kalington Consulting.  On March 5, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Kalington Consulting by Kalington, a Hong Kong entity.  Chaojun Wang serves as the executive director of Kalington Consulting.

Longhai, our operating affiliate, was established in the PRC on August 26, 2008 as a result of the division of the Longhai Steel Group for the purpose of engaging in the production of steel wire.  Chaojun Wang serves as the Chairman of the Board of Directors and General Manager of Longhai and owns 80% of the capital stock in Longhai.  Longhai’s additional shareholders are Wealth Index International (Beijing) Investment Co., Ltd. (15% owner) and Wenyi Chen (5% owner).  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

Longhai leases a five-story office space and the building which houses our production facilities from the Longhai Steel Group.  Longhai purchased 100% of its steel billet from the Longhai Steel Group until 2008. Since 2009, Longhai has purchased steel billet from third party vendors.  Steel Billet is the principal raw material used in our production of steel wire.  Longhai also purchases production utilities from the Longhai Steel Group.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

The foregoing description of the terms of the Consulting Services Agreement, the Operating Agreement, the Proxy Agreement, the Option Agreement and the Equity Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 10.4, 10.5, 10.6, 10.7 and 10.8 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between Kalington, Kalington Consulting and Longhai, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate. The chart below presents our corporate structure.

Our Industry

China is the world’s largest producer of steel and it is estimated that annual production capacity in 2009 was over 660M metric tons.  Japan, the second largest producer, produces less than 30% of that figure.  In total, China accounts for roughly 45% of global steel production.  China’s steel industry, while enormous in total scale, is a fractured industry where a great number producers account for a small amount of total output.  China’s steel industry includes a wide range of producers, including smaller, inefficient backyard operations, huge state owned enterprises burdened with unnecessarily large, unionized labor forces and their accompanying pension burdens as well as newly constructed steel plants possessing the facilities built according to the highest technology and efficiency standards in the world.

PRC Macroeconomic Drivers:

The steel industry is a fundamental cornerstone of the economy and growth in the steel industry has coincided with consistent and strong growth in the PRC economy as a whole.  It is estimated that real GDP year over year quarterly growth has been well over an average of 9% since 2000, with a low of 6.1% in the first quarter of 2009:

We believe that GDP growth will gradually slow but remain positive on the whole as China industrializes further.

Steel Consumption, Construction and Fixed Asset Investment:

Steel consumption in the PRC is highly correlated with nominal fixed asset investment.  Construction is the largest driver of steel usage in China.  The following table details steel consumption by economic sector, construction a consumes the most steel by a wide margin.

Construction growth has been strong and has rebounded from the financial downturn in late 2008 robustly.  We expect to continue to benefit from the housing and commercial needs created by urbanization trends and infrastructure trends in the furture:

There is also a close relationship between steel consumption and fixed asset investment (FAI) in China.  The PRC’s fixed asset investment as a portion of GDP has been historically strong and growing.  It is estimated that in 2009, fixed asset investment comprised as much as 70% of GDP.  The graph below details the rapid and strong growth in FAI:

The Steel Wire Market:

China is estimated to have produced roughly 80MMT of steel wire rod in 2009.  Steel wire is used in a variety of products and serves the construction industry.

The chart below details average steel wire prices we experienced over the past two years in our local market:

Steel wire prices, along with the majority of other commodities, had a strong run up in prices leading to a large collapse in 2008.  Throughout the rapid increase and decline in commodity prices, we were able to maintain positive gross and net margins. We believe steel wire prices have stabilized and we expect them to rise over 2010 as demand increases due to new and ongoing construction projects.

Our Growth Strategy

We believe that the market for high quality steel wire will continue to grow in the PRC.  The PRC has placed a temporary moratorium on new steel wire plant construction in an effort to encourage consolidation, therefore our expansion plan is to build capacity through the acquisition of facilities at attractive prices from competitors who lack our management experience and efficient labor force.  We plan to continue to improve margins through increased efficiencies in our production process.

We intend to pursue the following strategies to achieve our goal:

1)	Identify and acquire high quality producers at low valuations compared to earnings and assets to increase our market share.
2)	Expand operations to greater capitalize on economies of scale to produce at higher margins and leverage suppliers and producers for greater cost control.
3)	Expand downstream and capitalize on vertically integrated product synergies to capitalize on higher margins.

Our Products:

Our products are steel wires of diameters ranging in diameter from 6.5mm to 10mm. All our wires are manufactured in accordance to ISO9001-2000 quality management system standards, and those of 6.5mm in diameter meet national standard GB/700-88.   We ensure a low quantity of oxide in our wire to provide our downstream customers the highest quality wire for further processing.  Our end customers process the wire into a variety of end products vital to construction and infrastructure, including but not limited to nails, screws, wire mesh, and fencing.

Longhai Steel Wire Products coming off production line and loading onto transport trucks

Raw Materials

The principal raw material used in our products is steel billet. In 2009, steel billet accounted for more than 95% of our production costs.  We generally purchase billet only after a customer has made a wire order, and therefore avoid a large inventory of billet.  This insulates us from commodity price fluctuation risk associated with holding large quantities of raw materials.  We are generally able to pass higher costs due to fluctuations in raw material costs through directly to our customers.

Until 2008, we purchased 100% of our billet from the Longhai Steel Group.  The Longhai Steel Group is controlled by our CEO Chaojun Wang. Since 2009, Longhai has purchased steel billet from third party vendors. Our purchasing team monitors and tracks movements in steel billet prices daily and provides regular guidance to management to respond quickly to market conditions and aid in long term business planning.

Sales Channels

We sell our products to a number of distribution companies.  These companies are responsible for pickup and transport of our wire to nearby wire processors.  Our products are manufactured on an on-demand basis and we usually collect payment in advance.  This allows us to maintain a low inventory of both wire and billet, and protects us from exposure to commodity price volatility.  During the year ended December 31, 2009, our top five distributers accounted for 39% of our revenues.  In order to increase sales and be competitive in the market, we occasionally offer discounted wholesale prices to larger purchasers. Our sales efforts are directed toward developing long term relationships with customers who are able to purchase in large quantities.  We pride ourselves on our ability to meet our customers’ demand for high quality products, fast turnaround and timely delivery, and customer support.  We believe that our ability to consistently meet or exceed these standards is critical to our success and market share.  Our sales department currently has 20 full time employees.

Sales prices are set at the market price for wire on a daily basis.  Our customers generally prepay for their orders, and the final price may be adjusted to the market price on the day of manufacture and pick up.  We sometimes provide discounts to newer or larger customers at our discretion to encourage higher sales volumes.

We sell 100% of our products in the PRC.  Within China, the biggest market for our products is in Hebei Province, where approximately 80% of our products are sold.  The industrial area in and around the nearby city of Hengshui contains one of the largest collective wire processing capacities in the world.  Much our wire is distributed in this area for further processing.  Domestic economic growth is a demand driver of our products. More specifically, fixed asset investment in construction and infrastructure projects is the major macroeconomic driver of our growth.

Employees

The table below contains a breakdown of our current employees by department as of December 31, 2009:

Department	Staff
Management	10
Administrative	12
Accounting	14
Sales	20
Production	402
Total	458

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Intellectual Property Rights

We protect our intellectual property primarily by maintaining strict control over the use of production processes.  All our employees, including key employees and engineers, have signed our standard form of labor contracts, pursuant to which they are obligated to hold in confidence any of our trade secrets, know-how or other confidential information and not to compete with us.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property rights.

Our Facilities and Property

Our facilities are in located in Xingtai, Hebei.  We lease a 5 story office space and the building which our production facilities occupy from the Longhai Steel Group.  In total, the area covered by our facilities is more than 107,000 square meters.  The production facilities include a fifth generation Morgan steel rolling mill.  We utilize a double chamber heating furnace which feeds one coarse and one intermediate rolling mill, and then splits into two wire production lines arranged in a Y-shaped layout.  We believe our rolling and drawing facilities are among the most advanced in the world.  We have a capacity of approximately nine hundred thousand metric tons of wire per year.

Longhai Facilities:

Competition

Competition within the steel industry in the PRC is intense.  There is an estimated capacity of 600MMT of steel capacity in China.  Our competitors range from small private enterprises to extremely large state owned enterprises.  Our operating subsidiary, Longhai, is located in Xingtai, Hebei.  Hebei is the largest producer of steel by province in the PRC, therefore we are located near to numerous wire facilities.  We are the largest non state owned steel wire manufacturer in Hebei.

The table below details our major competitors:

Company	Production Lines	Est. Capacity	Line Speed (m/s)	Ownership
Xingtai Steel Company	2	2MMT	90	State Owned
Hebei Xinjin Company	1	0.5MMT	90	Private
Wuan Minglao Steel Company	1	0.5MMT	75	Private
Yongnian Jianfa Company	1	0.3MMT	49	Private

In comparison, we operate two production lines with a combined yearly capacity of nine hundred thousand metric tons, line speed of 90 meters per second and the most advanced production equipment on the market.

Private steel product manufacturers in China generally focus on low-end products. Many of our competitors are significantly smaller than we are and use outdated equipment and production techniques.  Due to our high quality equipment, economies of scale and management experience, we produce steel wire at higher efficiencies and lower prices than these competitors.  The larger state owned enterprises with whom we compete often have oversized, unionized labor forces and associated pension and healthcare liabilities and cannot match our production efficiency.  We distinguish ourselves in the market based on our extremely fast turnaround, high quality and low prices.

Regulation

Because our principal operating subsidiary, Longhai, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Kalington Consulting is considered an FIE and is directly held by our subsidiary Kalington in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Kalington by Kalington Consulting, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. Our operating controlled affiliate Longhai has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a short operating history.

We were founded in 2008 and our predecessor business has been in the steel business since 2003.  We may not succeed in implementing our business plan successfully because of competition from domestic and foreign market entrants, failure of the market to accept our products, or other reasons. Therefore, you should not place undue reliance on our past performance as they may not be indicative of our future results.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows provide us with stable funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the general economy, or supplier or customer disruptions may result from tighter credit markets.

Our business is subject to the health of the PRC economy and our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Our products are dependent on the continued growth of infrastructure and construction projects in the PRC.  There is no guarantee that the PRC will continue to invest in infrastructure and construction.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable points of market entry for expansion growing the number of points of sale for our products, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

If the suppliers from whom we source all of our steel fail to perform their contractual obligations, our ability to provide products and services to our customers, as well as our ability to obtain future business, may be harmed.

We have concentration risk in our supply chain as we have historically sourced 100% of our raw materials from one supplier.  Should we encounter problems with the quality of products or their availability we may be forced to source billet from another supplier or suppliers, which could adversely affect our profit margins.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Chaojun Wang, our Chief Technology Officer, Ms. Dongmei Pan, and our Chief Financial Officer, Mr. Heyin Lv. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	variations in the price of steel and steel wire;

•	changes in the general competitive and economic conditions; and

•	delays in, or uneven timing in the delivery of, customer orders.

Period to period comparisons of our results should not be relied on as indications of future performance.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trade secret laws and confidentiality procedures to protect the technological know-how that comprises our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

A successful challenge to the ownership of our intellectual property could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in the PRC.  Moreover, our revenues are usually higher in the fourth and first quarters due to seasonal purchases.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations

Kalington Consulting manages and operates our steel wire production business through Longhai pursuant to the rights its holds under the VIE Agreements.  Almost all economic benefits and risks arising from Longhai’s operations are transferred to Kalington Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS - Acquisition of Kalington Limited” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Longhai or Kalington Consulting;

•	imposing conditions or requirements in respect of the VIE Agreements with which Longhai or Kalington Consulting may not be able to comply;

•	requiring our company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

•	revoking the business licenses and/or the licenses or certificates of Kalington Consulting, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Longhai, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate Longhai under the VIE Agreements may not be as effective as direct ownership

We conduct our steel wire production business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Longhai. However, the VIE Agreements may not be as effective in providing us with control over Longhai as direct ownership. Under the current VIE arrangements, as a legal matter, if Longhai fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) reply on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Longhai, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If Longhai or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Longhai to meet its obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business

Chaojun Wang is our chief executive officer, and is also the largest shareholder of Longhai. There could be conflicts that arise from time to time between our interests and the interests of Mr. Wang. There could also be conflicts that arise between us and Longhai that would require our shareholders and Longhai’s shareholders to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Mr. Wang will vote his shares in our best interest or otherwise act in the best interests of our company. If Mr. Wang fails to act in our best interests, our operating performance and future growth could be adversely affected

We rely on the approval certificates and business license held by Kalington Consulting and any deterioration of the relationship between Kalington Consulting and Longhai could materially and adversely affect our business operations

We operate our steel wire production business in China on the basis of the approval certificates, business license and other requisite licenses held by Kalington Consulting and Longhai. There is no assurance that Kalington Consulting and Longhai will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Longhai is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Longhai. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. Longhai could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If Kalington Consulting exercises the purchase option it holds over Longhai’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position

Under the VIE Agreements, Longhai’s shareholders have granted Kalington Consulting an option for the maximum period of time allowed by law to purchase all of the equity interest in Longhai at a price equal to the capital paid in by the transferors, adjusted pro rata for purchase of less than all of the equity interest, unless applicable PRC laws and regulations require an appraisal of the equity interest or stipulate other restrictions regarding the purchase price of the equity interest.  As Longhai is already our contractually controlled affiliate, Kalington Consulting’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and controlled affiliate, Kalington Consulting and Longhai, respectively, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiary and/or controlled affiliate.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company, but Kalington is a Hong Kong company, and our principal operating subsidiary and affiliate, Kalington Consulting and Longhai, respectively, are located in the PRC.  Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by Kalington Consulting, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of Longhai constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) it must be approved by the Ministry of Commerce, or MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

On March 18, 2010, Mr. Chaojun Wang, our Chief Executive Officer, who is a PRC citizen, entered into a call option agreement with Mr. Jinhai Guo, a US passport holder and the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the call option agreement, Mr. Wang shall have right and option to acquire up to 100% shares of Merry Success Limited for fixed consideration within the next 3 years.  The call option agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.

The PRC regulatory authorities may take the view that the reverse acquisition transaction and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, the Founder will become majority owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiary. The PRC regulatory authorities may also take the view that the registration of the Acquisition with the relevant AIC in Beijing and the filings with the SAFE may not be evidence that the Acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the Acquisition. If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiary. Additionally, the PRC regulatory authorities may take the view that the Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiary’s business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiary. But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiary’s business than if the Company had direct ownership of our Chinese subsidiary. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiary, our business and financial performance will be materially adversely affected.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make most of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. In addition, we may need to rely on a new and developing communication infrastructure to efficiently transfer our information from retail outlets to our headquarters. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Articles of Incorporation and Bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Our Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, voting rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

In addition, Nevada corporate law and our Articles of Incorporation and Bylaws also contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

•
deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

•	require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

•	allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholder holds a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without his approval.

Mr. Chaojun Wang, through his option to purchase Merry Success Limited, is the beneficial owner of approximately 51% of our outstanding voting securities. As a result, he possesses significant influence, giving him the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Longhai was established in 2008 and we began production of steel wire through our predecessor entity the Longhai Steel Group in 2008.  We are a leading producer of steel wire products in northeastern China.  Demand for our steel wire is driven primarily by spending in the construction and infrastructure industries.  We have benefited from strong fixed asset investment and construction growth as the PRC has rapidly grown increasingly urbanized and invested in modernizing its infrastructure.

Our principal business is the production of steel wire ranging from 6mm to 10mm in diameter.  We operate two wire production lines which have a combined annual capacity of approximately nine hundred thousand tons per year.  Our products are sold to a number of distributors who transport the wire to nearby wire processing facilities.  Our wire is then further processed by third party wire refiners into a variety of products such as nails, screws, and wire mesh for use in reinforced concrete and fencing.  Our facilities and head offices are located in the town of Xingtai in southern Hebei.

Recent Developments

Acquisition of Kalington

On March 26, 2010, we completed a reverse acquisition transaction through a share exchange with Kalington and its shareholders (the Shareholders), whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 98.5% of our issued and outstanding capital stock on an -as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Longhai became our controlling stockholders. The share exchange transaction with Kalington and the Shareholders was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%).  Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited.  Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited.   On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years.  The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.  As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholder transferred 625 of the shares issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting.   In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company. Chaojun Wang and William Hugh Luckman currently serve as the directors of Kalington.  Kalington Consulting was established in the PRC on March 18, 2010.  Kalington currently owns 100% of Kalington Consulting.  On March 5, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Kalington Consulting by Kalington, a Hong Kong entity.  Chaojun Wang serves as the executive director of Kalington Consulting.

Longhai, our operating affiliate, was established in the PRC on August 26, 2008 as a result of the division of the Longhai Steel Group for the purpose of engaging in the production of steel wire.  Chaojun Wang serves as the Chairman of the Board of Directors and General Manager of Longhai and owns 80% of the capital stock in Longhai.  Longhai’s additional shareholders are Wealth Index International (Beijing) Investment Co., Ltd. (15% owner) and Wenyi Chen (5% owner).  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

Longhai leases a five-story office space and the building which houses our production facilities from the Longhai Steel Group.  Until 2008, Longhai purchased 100% of its steel billet from the Longhai Steel Group.  Since 2009, Longhai has purchased steel billet from third party vendors. Steel Billet is the principal raw material used in our production of steel wire.  Longhai also purchases production utilities from the Longhai Steel Group.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between Kalington, Kalington Consulting and Longhai, for accounting purposes, the acquisitions of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy - We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession. However, China has not been entirely immune to the global economic slowdown and is experiencing a slowing of its growth rate.

•
Supply and Demand in the Steel Market – We are subject to macroeconomic factors dictating the supply and demand of steel and wire in the PRC.  Steel commodity prices have been volatile in the past, and while they have stabilized since the first quarter of 2009, our revenues and earnings could be dramatically affected by increases and decreases in raw material and wire costs.

•
Infrastructure and Construction Growth – We have in the past benefited from strong growth in fixed asset investment in roads, residential and commercial construction, bridges and other fundamental infrastructure and construction projects in the PRC.  As the Chinese economy matures and develops, while we expect this growth to slow and fixed asset investment to fall as a percentage of GDP, we still believe demand for our products will remain strong.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Kalington is incorporated in Hong Kong and is subject to Hong Kong profits tax.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended December 31, 2009 and 2008.  The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% and 33% on income reported in the statutory financial statements after appropriated tax adjustments in 2009 and 2008, respectively.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient.  According to PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable,, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  As of December 31, 2008 and 2009, the Company accrued zero and $1,328,830, respectively, of unpaid value-added taxes.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve month periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Kalington was entered into after December 31, 2009 and during the periods indicated Longhai was the only entity in our combined business that had operations, the results of operations below refer only to that of Longhai.

	Twelve Months Ended		Twelve Months Ended
	31-Dec-09		31-Dec-08
		% Net		% Net
	Amount	Sales	Amount	Sales
Net Sales	$373,660,461	100.0%	$511,487,983	100.0%
Cost of sales	356,833,041	95.5%	492,792,919	96.3%
Gross profit	16,827,420	4.5%	18,695,064	3.7%
SG&A Expenses	1,114,016	0.3%	798,083	0.2%
Operating Income	15,713,404	4.2%	17,896,981	3.5%
Other income & interest expense	(116,591)	0.0%	(111,161)	0.0%
Income Before Income Taxes	15,596,813	4.2%	17,785,820	3.5%
Income taxes	3,899,203	1.0%	4,446,455	0.9%
Net income	$11,697,610	3.1%	$13,339,365	2.6%

Net Sales. Our net sales decreased to $373,660,461 in the twelve months ended December 31, 2009 from $511,487,983 in the same period in 2008, representing a 26.9% decrease year-on-year. This decrease was mainly due to a sharp decline in commodity prices, namely steel and steel wire.  We had no change in operating capacity year over year, and we operated at nearly full capacity for both 2008 and 2009, producing 859MMT of wire in 2008 and 848MMT in 2009.  The graph below shows the (unaudited) average sales price steel wire versus the purchase price we experienced in the marketplace for the past two years:

Steel wire sales prices fell 45% from a high of 5,133 RMB/MT in June of 2008 to a low of 2,802 RMB/MT in March of 2009.  Our average purchase price for steel billet reached a peak in May 2008 at 4,766 RMB/MT and bottomed in March of 2009 2,540 RMB/MT, a decline of 46.7%.  Throughout this period of intense volatility we were able maintain positive margins throughout every fiscal quarter due to our inventory systems and controls and sales model.

Cost of Sales. Our cost of sales decreased to $356,833,041 in the twelve months ended December 31, 2009 from $492,792,919 in the same period in 2008. The cost of goods sold per sales ratio changed from 96.3% to 95.5%, mainly due to greater efficiencies in our cost control.

Gross Profit and Gross Margin. Our gross profit decreased from $18,695,064 in 2008 to $16,827,420 in the twelve months ended December 31, 2009. Gross profit margins as a percentage of net revenue were up 1.2% to 4.7% in 2009 from 3.5% for the twelve months ended December 31, 2008. The increase in the gross margin was primarily due to greater efficiencies in our production and lower volatility in the steel and steel wire market.

Selling, General and Administrative Expenses. Our selling, general and administration increased to $1,114,016 in the twelve months ended December 31, 2009 from $798,083 in the same period in 2008. This increase was, as a percentage of sales, an increase of 0.1%.

Other Income. Other income remained at roughly the same level over the two year period, at $(116,591) for 2009 and $(111,161) in 2008.

Income Before Income Taxes. Our income before income taxes decreased to $15,596,813 in the twelve months ended December 31, 2009 from $17,785,820 in the same period in 2008. This decrease was mainly due to the change in commodity prices discussed above.

Income Taxes. Income tax fell to $3,899,203 in the twelve months ended December 31, 2009 from $4,446,455 in the same period in 2008. The decrease was due to a decrease in income, as our income tax rate remained constant at 25%.

Net Income. In the twelve months ended December 31, 2009, we generated a net income of $11,697,610, a decrease of 12% from $13,339,365 in the same period in 2008.

Liquidity and Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $115,510, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

	Twelve months Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$30,776,570	$2,607,070
Net cash used in investing activities	(29,565,474)	-
Net cash used in financing activities	(1,468,253)	(2,449,545)
Effects of Exchange Rate Change in Cash	8,764	206,378
Net (Decrease) Increase in Cash and Cash Equivalents	(248,393)	363,903
Cash and Cash Equivalent at Beginning of the Year	363,903	-
Cash and Cash Equivalent at End of the Year	115,510	363,903

Operating activities

Net cash used in operating activities was $30,776,570 for the twelve months ended December 31, 2009, as compared to $2,607,070 for the same period in 2008. The increase in net cash, apart from our profit, was provided by prepayments from our customers.

Investing activities

Net cash used in investing activities for the twelve months ended December 31, 2009 was $(29,565,474), as compared to $0 net cash used in investing activities during the same period of 2008. This amount was mainly due to the advances made to affiliates.

Financing activities

Net cash used in financing activities for the twelve months ended December 31, 2009 was $(1,468,253), as compared to $(2,449,545) net cash used in financing activities during the same period of 2008. These amounts are mainly due to repayments made on loans to the related parties.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue in some regions in the PRC, but our main exposure is to the business cycle for steel in the PRC.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”). Wholesales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2008 and 2007.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $806,818 and $752,334 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2009, 2008 and 2007, other comprehensive income was $54,484, $521,483 and $230,851, respectively.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (Now included in ASC 805), “Business Combinations” which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. The Company adopted this standard as of January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 (Now ASC 810-10), "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. ASC 810-10 introduces significant changes in the accounting and reporting for business acquisitions and noncontrolling interest in a subsidiary. ASC 810-10 also changes the accounting and reporting for the deconsolidation of a subsidiary. Companies are required to adopt the new standard for fiscal years beginning after January 1, 2009. The Company adopted this standard effectively January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (Now ASC 820), which provides guidance on how to measure assets and liabilities that use fair value. ASC 820 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted FASB Staff Position ("FSP") No.FAS 157-2, which allows the Company to partially defer the adoption of ASC820. This FSP defers the effective date of ASC 820 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The adoption of ASC 820 had no impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Update No. 2009-01, Generally Accepted Accounting Principles (ASU 2009-01). ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. The Company will adopt the provisions of ASU 2009-01 for the period ended September 30, 2009. There will be no impact on the Company’s operating results, financial position or cash flows.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 26, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 1 Jingguang Road, Neiqiu County, Xingtai City, Hebei Province, China.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of March 26, 2010 based upon (i) 18,750,000 shares of common stock outstanding and (ii) 10,000 shares of Series A convertible Preferred Stock outstanding.

Na me and Address of Beneficial Owner	Of fice, If An y	Ti tle of Class	Amount and Nature of Beneficial Ownership		Percent Series A Preferred Stock	Percent Common Stock	Percent of Combined Voting Power of Common Stock and Series A Preferred Stock (1)
		Officers and Directors
Chaojun Wang	Chief Executive Officer	Series A Convertible Preferred Stock	5,178	(2)	51.8%	-	51.0%

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Former President	Series A Convertible Preferred Stock	369	(3)	3.7%	-	3.6%

Inna Sheveleva 4055 Wetzel Road Liverpool, NY 13088	Director	Common Stock	450,000		-	2.4%	*

All officers and directors as a group (2 persons named above)		Series A Convertible Preferred Stock	5,178		51.8%	2.4%	51.0%
		Common Stock	450,000

		5% Security Holders

Merry Success Limited (4) P.O Box 957 Offshore Incorporation Centre, Road Town, Tortola British Virgin Islands		Series A Convertible Preferred Stock	5,178		51.8%	-	51.0%

Xingfang Zhang (5) Zheng No.15, No.33 North Xinhua Road, Qiaodong District, Xingtai, Hebei Province, China		Series A Convertible Preferred Stock	2,945		29.5%	-	29.0%

* Less than 1%
- N/A
(1) Common Stock shares have one vote per share.  Shares of Series A Convertible Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock based on an assumed post 1-for-125 reverse split basis.

(2) Based on an option to purchase all of the shares of Merry Success Limited, a British Virgin Islands limited company, which owns 5,178 shares of Series A Convertible Preferred.  Chaojun Wang also serves as Chief Executive Officer and Director of Merry Success Limited.

(3) Such shares are owned by Belmont Partners, LLC, of which Mr. Meuse is a managing director.

(4) Jinhai Guo is the sole owner of Merry Success Limited, and has granted Chaojun Wang an option to purchase the entire ownership interest.

(5) Xingfang Zhang is the nephew of Chaojun Wang, our Chief Executive Officer and beneficially controlling shareholder.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Chaojun Wang	55	CEO
Heyin Lv	37	CFO
Chaohong Wang	44	Sales Manager
Dongmei Pan	48	CTO
Inna Sheveleva	62	Director

Chaojun Wang,   Mr. Wang has served as Longhai’s Chief Executive Officer since it was established in 2008 and our Chief Executive Officer since March 26, 2010.  Mr. Wang graduated from the Shijiazhuang Railway College with a bachelor’s degree in enterprise management. Previous work experience includes: deputy manager and manager of the supply department of the Xingtai Jian’an Company from 1976-1984; Vice-manager of Xingtai Jian’an Metallurgy Group from 1985-1999, and Chairman of the Longhai Steel Group since 1999.

Dongmei Pan,   Ms. Pan has served as Longhai’s Chief Technology Officer since its inception in October 2008 and our Chief Technology Officer since March 26, 2010.  Ms. Pan graduated from Hebei Polytechnic University with a bachelor’s degree in metal processing. Previous work experience includes: CTO of Xingtai Steel Co Ltd from 1983 to 1995, CTO of Henan Luoherenhe Steel Wire Co Ltd from 1995-1998 and vice-manager and CTO of the Steel Group from 2003 to 2008. She published articles about the steel market and is a certified steel rolling and wire production engineer.

Heyin Lv, Mr. Lv has served as Longhai’s Chief Financial Officer since its inception in October 2008 and our Chief Financial Officer since March 26, 2010.  Mr. Lv graduated with a bachelor’s degree majoring in Finance. Previous work experience includes, Finance Manager of Xingtai Century Automobile Trade Co. Ltd from 2001 to 2005, Finance Manager of Hebei Xingda Group in 2006, Audit Project Manager of Xingtai Zhengda Accounting Firm from 2007 to 2008, Liaison Officer of listing department of the Longhai Steel Group in 2008.  Mr. Lv has over 16 years of financial experience in trade and accounting industry and he is Chinese certified public accountant.

Chaohong Wang, Mr. Wang has served as Longhai’s Sales Manager since October 2008 and our Sales Manager since March 26, 2010.  Prior to becoming Sales Manager at Longhai, Mr. Wang worked as Supply Manager at the Longhai Steel Group since 2003.

Inna Sheveleva,  Ms. Sheveleva has been a Director of Action Industries since 2003 and was the Secretary and Principal Financial Officer of Action Industries from 2003 until the reverse acquisition in March 2010. Ms. Sheveleva attended The College of Arts located in Moscow, Russia where she received a Bachelor of Arts Degree in Drama. She also earned a Masters Degree in Drama in 1982. She co-produced and performed in a children's program that was televised throughout the Soviet Union. Ms. Sheveleva immigrated to the United States and since 1998 she has owned and operated Sheveleva Upholstery and Seamstery, a sole proprietorship.

Family Relationships

Chaojun Wang and Chaohong Wang are brothers. Other than this, there is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation		Total ($)
Chaojun Wang, CEO	2008	29,411	17,647	(2)	47,058
	2009	29,411	17,647	(2)	47,058
Joseph Meuse, former President	2008	0	0		0
	2009	0	0		0
(1) On March 26, 2010, we acquired Kalington in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Chaojun Wang became our Chief Executive Officer. Prior to the effective date of the reverse acquisition, Mr. Joseph Meuse served as President of Action Industries. The annual, long term and other compensation shown in this table include the amount Mr. Chaojun Wang received from Kalington’s controlled affiliate prior to the consummation of the reverse acquisition.

(2) Chaojun Wang receives approximately $1,471 per month to reimburse Mr. Wang for tax liabilities.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of Kalington, our operating subsidiary was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders. In addition, each employee is required to enter into an employment agreement. Accordingly, all our employees, including management, have executed our employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mr. Chaojun Wang’s employment agreement provides for an annual salary of RMB 200,000 (approximately $29,411). Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2009 and currently no compensation arrangements are in place for the compensation of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2008 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Longhai was established in August 2008 as a result of the separation of Longhai from the Longhai Steel Group at that time.  Prior to its establishment as a stand-alone company, Longhai was a division within the Longhai Steel Group.  The Longhai Steel Group was founded in 2003.  Chaojun Wang, Chief Executive Officer and controlling stockholder of Action Industries, Inc., serves as the Chairman of the Board of Directors and General Manager of Longhai and beneficially owns 80% of the capital stock in Longhai.  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

Longhai leases a five-story office space and the building which houses our production facilities from the Longhai Steel Group.  The rent expense for such facilities for the years ended December 31, 2009, 2008 and 2007 was $28,334, $128,604 and $25,447, respectively.

Until 2008, Longhai purchased 100% of its steel billet from the Longhai Steel Group.  Since 2009, Longhai has purchased steel billet from third party vendors. Steel Billet is the principal raw material used in our production of steel wire.  In 2009, steel billet accounted for more than 95% of our production costs.  We purchase billet from the Longhai Steel Group at an average market price less a small per ton volume discount.  In 2009, 2008 and 2007 we purchased billet from the Longhai Steel Group in the amounts of $0, $488,908,517 and $222,561,569, respectively.  Longhai’s cost of steel billet, its gross margin and net income might have been different if it had purchased raw materials from an independent third party.

In 2009, 2008 and 2007, Longhai purchased production utilities from the Longhai Steel Group in the amounts of $11,661,547, $9,111,397 and $5,409,213, respectively.

In addition, during 2009, 2008 and 2007, Longhai sold to the Longhai Steel Group steel scrape in the amounts of $3,688,573, $5,159,081 and $3,091,358, and steel wire in the amounts of $71,595, $1,604,785 and $0, respectively.

The Company provided financing service to the Longhai Steel Group in the amount of $8,360,120 in 2009. Longhai offered third party customers sales discounts in return for large customer deposits. Longhai would then loan the cash deposit to its related party, the Longhai Steel Group.

Prior to the Acquisition of Kalington by the Company, Longhai loaned the Longhai Steel Group the amounts of $42,047,673 and $0 at December 31, 2009 and 2008, respectively.  As of the date of this filing, all balances have been repaid and no loans to the Longhai Steel Group are outstanding.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

The foregoing description of the terms of the Consulting Services Agreement, the Operating Agreement, the Proxy Agreement, the Option Agreement and the Equity Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 10.4, 10.5, 10.6, 10.7 and 10.8 to this report, respectively, which are incorporated by reference herein.

Mr. Chaojun Wang, Chief Executive Officer and controlling stockholder of Action Industries, is a director of Kalington, Kalington Consulting and Longhai and a controlling shareholder of Longhai.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "ACTN". The closing price of our common stock, as reported by the OTC Bulletin Board on December 31, 2009, was $0.02.
National Association of Securities Dealers OTC Bulletin Board*

Quarter End	High	Low
December 31, 2008	.05	.05
March 31, 2009	.01	.01
June 30, 2009	.03	.03
September 30, 2009	.08	.08
December 31, 2009	.02	.02

*Over-the-counter market quotations reflects high and low bid quotations and inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

As of March 19, 2010 there were approximately 464 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

In the past, we have not distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by Longhai or Kalington Consulting, our PRC controlled affiliate and subsidiary, respectively. PRC regulations restrict the ability of our PRC affiliate and subsidiary to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary and affiliate only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary and affiliate are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary and affiliate to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As of March 26, 2010, we had a total of 18,750,000 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Preferred Stock. The Certificate of Designation was filed on March 25, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split (the “Reverse Split”) of our outstanding common stock. Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,850,000 shares of common stock, which will constitute 98.5% of the outstanding common stock of Action Industries subsequent to the Reverse Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-125 reverse split (to retroactively take into account the Reverse Split). For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 12,312,500 voting shares.

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock. Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

Following the reverse acquisition as of March 26, 2010, we had 10,000 shares of Series A Preferred Stock outstanding. Following the effectiveness of the Reverse Split and conversion of the Series A Preferred Stock into common stock, there will be approximately 10,000,000 shares of our common stock issued and outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•
for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation's disinterested stockholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these “control share” provisions since we do not conduct business directly or indirectly in Nevada and have less than 100 stockholders of record who are Nevada residents, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is PacWest Transfer, LLC. Their mailing address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and their phone number is (702) 270-9646.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current Bylaws of the Company provide that the Company shall indemnify a current or former director, officer, employee or agent of the Company, or a current or former director, officer, employee or agent of another enterprise serving in such capacity at the request of the Company, to the full extent permitted under Nevada law.

The Company is permitted by the Bylaws to purchase and maintain insurance for any of the parties described in the preceding paragraph against any liability, cost, payment or expense, whether or not the Company would have the power to indemnify such person against such liability.

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On March 26, 2010, we issued 10,000 shares of our Series A Preferred Stock to the shareholders of Kalington. The total consideration for the 10,000 shares of our Series A Preferred Stock was 10,000 ordinary shares of Kalington, which is all the issued and outstanding capital stock of Kalington. The number of our shares issued to the shareholders of Kalington was determined based on an arms-length negotiation. The issuance of our shares to the shareholders of Kalington was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On March 26, 2010, we issued 7,450,000 shares of our Common Stock to Goodwin Ventures, Inc. in consideration for Goodwin Ventures, Inc. paying off approximately $90,000 in liabilities of Action Industries, Inc. immediately prior to the Share Exchange.  The issuance of our shares to Goodwin Ventures, Inc. was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock.  Upon the Reverse Split, the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,850,000 shares of common stock, which will constitute 98.5% of the outstanding common stock of subsequent to the Reverse Split.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Kalington, immediately after the Share Exchange the former shareholders of Kalington owned 0% of the total outstanding shares of our common stock, 100% of the total outstanding shares of our Series A Preferred Stock, and 98.5% of the total voting power of all our outstanding voting securities.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang (Chairman), Jing Shen and Chaoshui Wang to fill the vacancies created by such resignation and increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by the executive officers of Longhai upon the closing of the reverse acquisition as indicated in more detail above.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Series A Convertible Preferred Stock

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”).  The Certificate of Designation was filed on March 25, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock.  Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,850,000 shares of common stock, which will constitute 98.5% of the outstanding common stock of subsequent to the Reverse Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-125 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 12,312,500 voting shares.

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

The Certificate of Designation is filed as Exhibit 3.3 to this Current Report on Form 8-k and is incorporated herein by reference.

ITEM 5.06.

CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the reverse acquisition, Action Industries was a “shell company” as defined in Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, Action Industries ceased being a shell company upon completion of the reverse acquisition on March 26, 2010.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Business Acquired

Filed herewith are the following:

(a)

1.  Audited consolidated financial statements of Kalington Limited and subsidiaries for the fiscal years ended December 31, 2009 and 2008.

(b)

Pro Forma Financial Information

2.  Unaudited pro forma condensed consolidated financial information of Kalington Limited and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of March 26, 2010, among Action Industries, Inc., Kalington Limited, the shareholders of Kalington Limited, Goodwin Ventures, Inc. and Xingtai Longhai Wire Co., Ltd.
*3.1	Articles of Incorporation.
**3.2	Bylaws
3.3	Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Nevada Secretary of State on March 25, 2010.
10.1	Purchase Agreement for Steel Billet by and between Xingtai Longhai Steel Wire Ltd. and Xingtai Longhai Steel Group Ltd., dated October 1, 2008
10.2	Lease Agreement, as amended, between Xingtai Longhai Steel Wire Co. Ltd and Xingtai Longhai Steel Group Co. Ltd., dated October 1, 2008, amended on October 2, 2008 and October 4, 2008.
10.3	Form of Wire Purchase and Sales Contract
10.4	Consulting Services Agreement dated March 19, 2010 between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd.
10.5	Operating Agreement dated March 19, 2010 between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd.
10.6	Proxy Agreement dated March 19, 2010 between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd.

10.7	Option Agreement dated March 19, 2010 between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd.
10.8	Equity Pledge Agreement dated March 19, 2010 between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd.
21	Subsidiaries of the Company
*	Filed as an exhibit to the Company's definitive proxy statement on Schedule 14C, as filed with the Securities and Exchange Commission on January 29, 2008, and incorporated herein by this reference
14**
Filed as an exhibit to (i) the Company's definitive proxy statement on Schedule 14C, as filed with the Securities and Exchange Commission on January 29, 2008, and (ii) the Company Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 25, 2010, and incorporated herein by this reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 26, 2010

Action Industries, Inc.
(Registrant)

/s/ Chaojun Wang
*Signature

Chief Executive Officer
Title

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Kalington Limited Hong Kong, PRC

We have audited the accompanying balance sheets of Kalington Limited (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 26, 2010

KALINGTON LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 & 2008

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$115,510	$363,903
Accounts receivable, net	19,009	-
Inventory, net	2,393,159	2,107,701
Advance to suppliers	15,663,763	23,873,721
Tax receivable	1,579,933	-
Other current assets	2,799	64,194
Due from related parties	42,290,438	-
Total current assets	62,064,611	26,409,519

Property, plant and equipment, net	26,680,244	29,355,329

Other assets	-	30,343
TOTAL ASSETS	$88,744,855	$55,795,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,536,226	$6,128,116
Unearned revenue	33,245,360	17,913,926
Income tax payable	2,325,984	656,972
Accrued liabilities	5,169,708	7,245,557
Current deferred tax liabilities	1,172,181	169,639
Short-term debt - related party	-	4,214,758

Total current liabilities	57,449,459	36,328,968

Non-current deferred tax liabilities	190,351	113,272
TOTAL LIABILITIES	57,639,810	36,442,240
Commitments and contingencies	$-	$-

STOCKHOLDERS’ EQUITY
Common Stock (par value $0.13 per share 10,000 shares authorized, 1,000 shares issued and outstanding at December 31, 2009 and 2008)	129	129
Additional paid-in capital	2,664,762	2,664,762
Accumulated other comprehensive income	806,818	752,334
Retained earnings	27,633,336	15,935,726

TOTAL STOCKHOLDERS’ EQUITY	31,105,045	19,352,951
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$88,744,855	$55,795,191

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	The Year Ended December 31
	2009	2008	2007

Revenue	$373,660,461	$511,487,983	$238,644,939
Cost of revenue	(356,833,041)	(492,792,919)	(234,180,486)

Gross profit	16,827,420	18,695,064	4,464,453
Operating expenses:
General and administrative expenses	(1,114,016)	(798,083)	(476,507)
Impairment loss on assets		-	(20,632)

Income from operations	15,713,404	17,896,981	3,967,314
Interest income	3,301	806	-
Interest expense	(85,422)	(84,199)	(121,417)
Other expenses	(34,470)	(27,768)	(22,456)
Total other income and expenses	(116,591)	(111,161)	(143,873)

Income before income taxes	15,596,813	17,785,820	3,823,441

Income tax expense	(3,899,203)	(4,446,455)	(1,227,080)

Net income	$11,697,610	$13,339,365	$2,596,361

Net Income per share – basic and diluted	$11,698	$13,339	$2,596

Weighted average shares outstanding – basic and diluted	1,000	1,000	1,000

Comprehensive Income
Net income	$11,697,610	$13,339,365	$2,596,361
Other comprehensive income	54,484	521,483	230,851
Comprehensive income	$11,752,094	$13,860,848	$2,827,212

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	Shares	Common Stock	Additional Paid-in Capital	Other comprehensive income	Retained earnings	Total
Balance January 1, 2007	100	$129	1,790,725	$-	$-	$1,790,854
Foreign Currency Translation		-		230,851	-	230,851
Net income		-		-	2,596,361	2,596,361
Balance December 31, 2007	100	$129	$1,790,725	$230,851	$2,596,361	$4,618,066
Contributed capital			874,037			874,037
Foreign Currency Translation		-		521,483	-	521,483
Net income		-		-	13,339,365	13,339,365
Balance December 31, 2008	100	$129	$2,664,762	$752,334	$15,935,726	$19,352,951
Foreign Currency Translation				54,484		54,484
Net income					11,697,610	11,697,610
Balance December 31, 2009	100	$129	$2,664,762	$806,818	$27,633,336	$31,105,045

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	2009	2008	2007
Cash flows from operating activities:

Net income	$11,697,610	$13,339,365	$2,596,361
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,990,846	2,884,014	2,280,177
Provision for inventory obsolescence	-	-	20,632
Deferred tax assets / liabilities	1,078,918	162,556	112,787
Changes in operating assets and liabilities:
Accounts receivable	(19,009)	6,083,087	(5,700,591)
Inventory	(280,217)	1,620,193	(3,493,489)
Advance to suppliers	8,280,771	(23,873,721)	-
Prepaid expenses and other assets	50,102	(64,194)	-
Due to / from related parties	(17,194,469)	(12,811,436)	948,571
Accounts payable	9,392,873	4,229,366	1,779,359
Accrued expenses and other current liabilities	(2,175,127)	2,184,788	1,359,937
Advance from customers	15,286,893	9,439,401	7,941,659
Income tax payable	1,667,379	(586,349)	1,165,143
CASH PROVIDED BY OPERATING ACTIVITIES	30,776,570	2,607,070	9,010,546

Cash flows from investing activities:
Advances to affiliates	(29,321,207)	-	-
Purchase of property and equipment and other long-term assets	(244,267)	-	-
CASH USED IN INVESTING ACTIVITIES	(29,565,474)	-	-

Cash flows from financing activities:
Contributed capital	-	874,037	-
Repayments on borrowings from related parties	(1,498,671)	(2,535,072)	(8,210,997)
Financing cost on fixed assets purchase	30,418	85,527	126,449
Principal payments on long-term loan	-	(874,037)	(1,107,452)
CASH USED IN FINANCING ACTIVITIES	(1,468,253)	(2,449,545)	(9,192,000)

Effect of exchange rate changes on cash	8,764	206,378	181,454

Net decrease in cash and cash equivalents	(248,393)	363,903	-

Cash and cash equivalents, beginning balance	363,903	-	-
Cash and cash equivalents, ending balance	$115,510	$363,903	$-

NON-CASH TRANSACTIONS

Fixed assets purchased on credit	$-	$1,550,886	$7,566,360
Raw materials purchased on credit		4,214,758	15,955,612
Financing service and sales of products to related parties	12,969,231	-	-

SUPPLEMENTARY DISCLOSURE:
Interest paid	$85,422	$-	$-
Income tax paid	$1,154,400	$-	$1,227,080

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Xingtai Longhai Steel Wire Co., Ltd. (”Longhai”) was incorporated on August 26, 2008 in Neiqiu County, Xingtai City, Hebei Province, People’s Republic of China (the “PRC”) with registered capital of $2,664,891. Mr. Chaojun Wang owned 80% of Longhai and the remaining 20% was owned by Wealth Index Capital Group LLC.  Longhai is principally engaged in the manufacturing and sales of steel wire. Our major customers are in construction industry and our major market is in north China.

Prior to the incorporation on August 26, 2008, Longhai was a division of the Xingtai Longhai Steel Group Co., Ltd. (the “Division”). On July 6, 2008, the shareholders of Longhai Steel Group Co., Ltd. (the “Group”) consented to separate the division from the Group., and incorporate into a new company. The Group transferred 40% of its net assets to Longhai. The asset transfer was recorded at historical cost as it was a transfer between entities under common control. After the asset transfer, Mr. Wang Chaojun owns 80% of the equity of Longhai. The other two shareholders each own 10% of equity of Longhai. Longhai did not issue any common stock.

On July 26, 2008, the shareholders appointed five directors to the board, including Mr. Wang Chaojun. On July 28, 2008, the Board of Directors elected Mr. Wang Chaojun as CEO of Longhai.

On September 12, 2008, two shareholders transferred all their equity of Longhai to Wealth Index Capital Group LLC. After the transfer, Wealth Index Capital Group LLC owned 20% of the equity of Longhai.

On November 30, 2009, Wealth Index Capital Group LLC transferred 5% of the equity of Longhai to Ms. Chen Wenyi.  After the transfer, Wealth Index Capital Group LLC owned 15% of the equity of Longhai.

Kalington Limited (the “Company”) was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company.  Mr. Chaojun Wang, the controlling interest holder of Longhai also controls the Company.  On  March 19, 2010, also pursuant to the restructuring plan the Company acquired 100% of the equity interests in Longhai.

Since the Company and Longhai are under common control for accounting purposes, the acquisition of Longhai has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned and majority owned subsidiaries as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and the period from August 26, 2008 to December 31, 2008, and of carve-out financial statements of the Division as of December 31, 2007 and for the period from January 1, 2008 to August 25, 2008 and for the year ended December 31, 2007.  All intercompany items are eliminated during consolidation.

The carve-out financial statements include the assets, liabilities and results of operations of the Division  that were "carved-out" from Xingtai Longhai Steel Group Co., Ltd. (the “Group”). The operating expenses included in the “carve-out”) financial statements include proportional allocations of various common costs of the Group because specific identification of the expenses was not practicable. The common costs include expenses from the Group related to various common costs, including executive, finance and accounting, human resources, legal, marketing, and information technology.

The Company believes that the assumptions underlying the carve-out financial statements are reasonable. The cost allocation methods applied to certain common costs include the following:

•	Specific identification. Where the amounts were specifically identified to the Division, they were classified accordingly.
•
Reasonable allocation.  Where the amounts were not clearly or specifically identified, management determined if a reasonable allocation method could be applied.  For example, proportionally allocated general and administrative expenses based on production costs.

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“$”).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade and bills receivables. As of December 31, 2009 and 2008, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income/(loss). Other comprehensive income refers to revenue, expenses, gains and losses that under generally accepted accounting principles are recorded as an element of stockholders’ equity but are excluded from net income. During the periods presented, other comprehensive income (loss) includes cumulative translation adjustment from foreign currency translation.

Foreign Currency Transactions

The reporting currency of the Company is the US dollar. The functional currency of PRC subsidiaries is RMB. The financial statements of PRC subsidiaries are translated to United States Dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues, expenses and cash flows.  Capital accounts are translated at their historical exchange rates when the capital transaction occurred.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity at December 31, 2009 were translated 6.8376 RMB to $1.00 as compared to 6.8542 RMB at December 31, 2008.  The equity accounts were stated at their historical exchange rate.  The average translation rates applied to the income and cash flow statement amounts for the years ended December 31, 2009, 2008 and 2007 was 6.84092 RMB, 6.96225 RMB and 7.6172 RMB to $1.00, respectively..

Translations adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of stockholders’ equity and were $806,818 and $752,334 as of December 31, 2009 and 2008, respectively.

Cash and Cash Equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with original maturity of three months or less, when purchased, to be cash and cash equivalents.  The Company maintains cash with various banks and trust companies located in China.  Cash accounts are not insured or otherwise protected.  Should any bank or trust company holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposit with that particular bank or trust company.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Accounts are written off against the allowance when it becomes evident collection will not occur.  As of December 31, 2009 and 2008, the accounts receivable was $19,009 and Nil, respectively.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  All ordinary repair and maintenance costs are expensed as incurred.  Expenditures for maintenance and repairs are expensed as incurred.  Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Life
Plant and building	20 years
Machinery and equipment	10 years
Office furniture and equipment	5 years
Transportation equipment	5 years

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company reviews the carrying values of long-lived assets, including property, plant and equipment, land use right and other intangible assets, whenever facts and circumstances indicate the assets may be impaired. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment is measured by the amount by which the carrying amount the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value.  Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets.  The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset.  If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value.  The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments.  The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary.  There was no impairment of long-lived assets for the years ended December 31, 2009, 2008 and 2007.

Revenue Recognition

The Company recognizes sales in accordance with United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. After the customers of the Company taking the goods and signing on the shipping order, the Company considers the signed shipping order as customer acceptance and the risk of goods is transferred, as the price in invoice or sales contract with customers is fixed, the Company recognize revenue accordingly. Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have were met. Provisions for discounts and returns are provided for at the time the sale is recorded, and are recorded as a reduction of sales. The Company bases its estimates on historical experience taking into consideration the type of products sold, the type of customer, and the type of specific transaction in each arrangement. Revenues represent the invoiced value of goods, net of value added tax (“VAT”).

The Company provides a product warranty to customers; meanwhile, as an assembling company, all parts are purchased from related suppliers, suppliers provide a same terms warranty to the Company as that the Company provides to customers. In case customers claim problem products to the Company, the Company will claim the related parts to suppliers accordingly. Further more, the labor costs and overheads related to the problem products are not material compared to the parts cost, so the company do not accrue any warranty liabilities in financial statements.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as unearned revenue.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized.  The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Earnings (loss) Per Share

The Company reports earnings per share in accordance with the provisions of ASC 260 “Earnings Per Share”.  ASC 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation dates.  As of December 31, 2009, 2008 and 2007, the Company does not have any dilutive securities.  The Company does not have shares outstanding. As a result, earnings per share are not presented.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.  The three levels are defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that as of December 31, 2009, 2008 and 2007, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet.  This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.  The carrying amounts of short-term and long-term loans approximate their fair values because the applicable interest rates approximate current market rates.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (Now included in ASC 805), "Business Combinations" which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. The Company adopted this standard as of January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 (Now ASC 810-10), "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. ASC 810-10 introduces significant changes in the accounting and reporting for business acquisitions and noncontrolling interest in a subsidiary. ASC 810-10 also changes the accounting and reporting for the deconsolidation of a subsidiary. Companies are required to adopt the new standard for fiscal years beginning after January 1, 2009. The Company adopted this standard effectively January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (Now ASC 820), which provides guidance on how to measure assets and liabilities that use fair value. ASC 820 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted FASB Staff Position ("FSP") No.FAS 157-2, which allows the Company to partially defer the adoption of ASC820. This FSP defers the effective date of ASC 820 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The adoption of ASC 820 had no impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Update No. 2009-01, Generally Accepted Accounting Principles (ASU 2009-01). ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. The Company will adopt the provisions of ASU 2009-01 for the period ended September 30, 2009. There will be no impact on the Company’s operating results, financial position or cash flows.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

NOTE 3 - INVENTORY

Inventory as of December 31, 2009 and 2008 were as follows:

	December 31, 2009	December 31, 2008
Raw material	$27,292	$875,282
Finished goods	849,000	314,847
Auxiliary inventory (spare parts)	1,516,867	917,572

Total inventory	$2,393,159	$2,107,701

NOTE 4 - ADVANCE TO SUPPLIERS

	December 31, 2009	December 31, 2008
Advance to suppliers	$15,663,763	$23,873,721

Advance to suppliers represents amounts prepaid for raw materials. The advances are applied against amounts due to the supplier as the materials are received

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2009 and 2008, property, plant and equipment consisted of the following:

	December 31, 2009	December 31, 2008
Plant and building	$7,467,107	$7,448,587
Machinery and equipment	19,209,690	18,936,343
Office furniture and equipment	8,398,072	8,359,152
Transportation equipment	74,914	74,728

Total property, plant and equipment	35,149,783	34,818,810
Less: accumulated depreciation	(8,469,539)	(5,463,481)

Total property, plant and equipment, net	$26,680,244	$29,355,329

Depreciation expense for the years ended December 31, 2009, 2008 and 2007 was $2,990,846, $2,884,014 and $2,280,177, respectively.

NOTE 6 - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER PAYABLES

As of December 31, 2009 and December 31, 2008, the accounts payable, unearned revenue and accrued liabilities of the Company were summarized as follows:

	December 31, 2009	December 31, 2008
Accounts payable	$15,536,226	$6,128,116

Unearned revenue	33,245,660	17,913,926

Accrued liabilities and other payables:
– payroll payable	97,894	104,793
– taxes payable	-	1,328,830
– customer deposits	2,923,634	2,190,881
– payable for equipment purchased	2,119,889	3,609,584
– others	28,291	11,469

Total accrued expenses and other payables	$5,169,708	$7,245,557

NOTE 7 - RELATED PARTY BALANCE AND TRANSCATIONS

Due to related party

As of December 31, 2009 and December 31, 2008, due to related party was summarized as follows:

	December 31, 2009	December 31, 2008
Xingtai Longhai Steel Group Co., Ltd. (“ Longhai Group”)	$-	$4,214,758

The Company purchased the raw material and utilities for production from Longhai Group, which is controlled by Mr. Wang, the majority owner of the Company. As of December 31, 2009 and 2008, the outstanding balance of this purchase was  Nil and $4,214,758, respectively.

Due from related parties

As of December 31, 2009 and December 31, 2008, due from related parties was summarized as follows:

	December 31, 2009	December 31, 2008
Xingtai Longhai Steel Group Co., Ltd.	$42,047,673	$-
Xingtai Longhai Steel Group Metal Product Co., Ltd.	242,765

Total	$42,290,438

The Company provided cash advances to Longhai Group. As of December 31, 2009 and 2008, the outstanding balance of this service was $42,047,673 and Nil respectively.  The Company sells steel wire to Xingtai Longhai Steel Group Metal Product Co., Ltd. (“Longhai Metal”) As of December 31, 2009 and 2008, the balance of due from Longhai Metal related to such sales was $242,765 and Nil, respectively.  As of the date of this filing, in anticipation of being a U.S. public company, all balances have been repaid and no loans to the Longhai Steel Group are outstanding.  See Note 12 for subsequent event related to the settlement of related party receivable.

REFER TO SUBSEQUENT EVENT RELATED TO THE SETTLEMENT OF RELATED PARTY RECEIVABLE

Related party transactions

In 2009, the Company purchased production utilities from Longhai Group amounted to $11,661,547.  In addition, the amount of $3,688,573 steel scrape and $71,595 steel wire were sold to Longhai Group during 2009. The Company provided cash advances to Longhai Group and earned finance income amounted to $8,360,120 in 2009, which is included in the Company’s revenue.

In 2008, the Company purchased billet and production utilities from the Group amounted to $488,908,517 and $9,111,397, respectively.  In addition, the amount of $5,159,081 steel scrape and $1,604,785 steel wire were sold to the Group during 2008.

In 2007, the Company purchased billet and production utilities from the Group amounted to $222,561,569 and $5,409,213, respectively.  In addition, the amount of $3,091,358 steel scrape was sold to the Group during 2007.

Since the Company purchased almost all of its raw materials from the Group during 2008 and 2007, which is an entity under common control with the Company, the cost of purchases, the gross margin and net income of the Company might be different from a similar company that purchases raw materials from an independent third party.

In addition, Longhai Group rents office building and workshop to the Company.  The lease term is month by month. The rent expense for the years ended December 31, 2009, 2008 and 2007 was $28,334, $128,604 and $25,447, respectively.

The amount of steel wire sold to Longhai Steel Group Metal Products was $3,955,563 for the year of 2009 and Nil for the years of 2008 and 2007.

NOTE 8 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments in 2009 and 2008.

The following table summarizes the temporary differences which result in deferred tax assets and liabilities as of December 31, 2009 and December 31, 2008:

	December 31, 2009	December 31, 2008
Current deferred tax assets:
Cost of uninvoiced goods delivery	161,673	2,107,242
Expenses deductible in next year	31,547	26,198
Total current deferred tax assets	193,220	2,133,440

Non-current deferred tax assets
Amortization of long-term prepaid expenses	-	109,422

Total deferred tax assets	$193,220	$2,242,862

	December 31, 2009	December 31, 2008
Current deferred tax liabilities:
Sales of uninvoiced goods delivery (net of output VAT)	1,365,401	2,303,079

Non-current deferred tax liabilities:
Depreciation of fixed assets	$190,351	$222,694
Total deferred tax liabilities	$1,555,752	$2,525,773

Net current deferred tax liabilities	1,172,181	169,639
Net non-current deferred tax liabilities	190,351	113,272

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008
US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%

Tax per financial statements	25.0%	25.0%

NOTE 9 - EQUITY

The Company's equity is comprised of the common stock, additional paid-in capital plus retained earnings of the Company and the carved-out Division.  As of December 31, 2009 and 2008, the initial capital contribution of fixed assets totaled to $1,790,725(at shareholders’ cost basis) was recorded in additional paid-in capital.  On August 21, 2008, the Company received cash contribution totaling $874,037 from the major shareholders as additional paid-in capital.

NOTE 10 – COMMITMENTS AND CONTINGECIES

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurances as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

Tax issues

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Value Added Tax

The Company is subject to value added tax ("VAT") for manufacturing products. The applicable VAT tax rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid value added taxes ("VAT") based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient. According to the PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due. At December 31, 2009 and 2008, the Company accrued Nil and $1,328,829, respectively, of unpaid value-added taxes.

NOTE 11 - OPERATING RISKS

(a)  Country risk

Currently, the Company’s revenues are primarily derived from the sale of agriculture tractors to customers in the People’s Republic of China (“PRC”). The Company hopes to expand its operations to other countries, however, such expansion has not commenced and there is no assurance that the Company will be able to achieve such expansion. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b)  Products risk

In addition to competing with other manufacturers of steel wires, the Company competes with larger PRC companies which have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These PRC companies may be able to offer products at a lower price. There can be no assurance the Company will remain competitive should this occur.

(c)  Exchange risk

The Company can not guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)  Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)  Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of December 31, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTE 12 - MAJOR CUSTOMERS AND MAJOR VENDORS

The Company generated 39.0 percent, 51.0 percent and 49.0 percent of its revenues from five customers during the years ended December 31, 2009, 2008 and 2007, respectively.

The Company incurred 91.0 percent of its cost of revenues to three vendors during the year ended December 31, 2009. The Company incurred 99.0 percent of its cost of revenues to one vendor during the year ended December 31, 2008. The Company incurred 100 percent of its cost of revenues to one vendor during the year ended December 31, 2007.

NOTE 13 - SUBSEQUENT EVENTS

On March 26, 2010, the Company entered into and closed an Agreement and Plan of Reorganization with Action Industries, Inc. (“Action”), a Delaware public shell. Upon closing, the equity owners of the Company delivered all of their equity interests in the Company to Action in exchange for 10,000 shares of Action’s Series A Preferred Stock which constituted 98.5% of Action’s issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, the Company became Action’s wholly-owned subsidiary and the former shareholders of the Company became Action’s controlling stockholders.  The share exchange transaction with the Company and the shareholders of Action, or Share Exchange, was treated as a reverse acquisition, with the Company as the acquirer and Action as the acquired party.

On March 25, 2010 the Company settled and received payments for all outstanding balances due from Xingtai Longhai Steel Group, in accordance with the anticipated related party policies and procedures associated with being a public reporting company.

KALINGTON LIMITED
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009
(UNAUDITED)

	KALINGTON LIMITED	ACTION INDUSTRIES	PRO-FORMA ADJUSTMENTS		PRO-FORMA CONSOLIDATED BALANCE SHEET
ASSETS
Current assets
Cash	$115,510	$126			$115,636
Accounts receivable	19,009				19,009
Inventories, net	2,393,159	1,635			2,394,794
Advance to suppliers	15,663,763	-			15,663,763
Tax receivable	1,579,933				1,579,933
Other current assets	2,799				2,799
Due from related party	42,290,438	-			42290438
Total current assets	62,064,611	1,761			62,066,372

Property, plant and equipment, net	26,680,244	2,170			26,682,414

Total Assets	$88,744,855	$3,931			$88,748,786

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	15,536,226	20,880			15,557,106
Unearned revenue	33,245,360	-			33,245,360
Income tax payable	2,325,984	-			2,325,984
Accrued liabilities	5,169,708	-			5,169,708
Current deferred tax liabilities	1,172,181	-			1,172,181
Related Party Payable	-	4,735	(4,735	) (b)	-
Commission Payable	-	132			132
Convertible Shareholder Note Payable	-	49,229	(49,229	) (b)	-
Interest Payable	-	992			992
Shareholder Note Payable	-	75			75
Total current liabilities	57,449,459	76,043	(53,964)		57,471,538

Non-current Deferred Tax Liabilities	190,351	-			190,351

Total Liabilities	57,639,810	76,043	(53,964)		57,661,889

Shareholders' Equity
Common Stock ($.001 par value; Authorized 100,000,000 shares, Issued 11,300,000 shares at December 31, 2009)	129	11,300	(129	) (a)	11,300
Additional paid-in capital	2,664,762	20,700	(20,700	) (a)	2,635,443
			(83,283	) (a)
			53,964	(b)
Accumulated other comprehensive income	806,818				806,818
Retained earnings	27,633,336	(104,112)	104,112		27,633,336
Total Shareholders' Equity	31,105,045	(72,112)	53,964		31,086,897

Total Liabilities and Shareholders' Equity	$88,744,855	$3,931			$88,748,786

The accompanying notes are an integral part of these pro forma financial statements.

KALINGTON LIMITED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
(UNAUDITED)

	KALINGTON LIMITED	ACTION INDUSTRIES	PRO-FORMA ADJUSTMENTS	PRO-FORMA CONSOLIDATED INCOME STATEMENT

Revenue	$373,660,461	$2,645		$373,663,106
Cost of revenue	(356,833,041)	(3,097)		(356,836,138)

Gross profit	16,827,420	(452)		16,826,968

Operating expenses:
General and administrative expenses	(1,114,016)	(667)		(1,114,683)
Accounting fees	-	(23,104)		(23,104)
Related party accounting fees	-	(2,962)		(2,962)
Outside services	-	(486)		(486)

Income from operations	15,713,404	(27,671)		15,685,733

Interest income	3,301	-		3,301
Interest expense	(85,422)	(3,698)		(89,120)
Other expenses	(34,470)	-		(34,470)
Total other income and expenses	(116,591)	(3,698)		(120,289)

Income before income taxes	15,596,813	(31,369)		15,565,444

Income tax benefit / (expense)	(3,899,203)	(278)		(3,899,481)

Net income	11,697,610	(31,647)		11,665,963

Other comprehensive income	54,484	-		54,484

Comprehensive income	$11,752,094	$(31,647)	$-	$11,720,447

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

In March, 2010, Kalington Limited (the “Company”) completed a reverse acquisition transaction through a share exchange with Action Industries, Inc. (“Action”), whereby Action acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the preferred stock of Action. As a result of the reverse acquisition, the Company became Action’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Action.  The share exchange transaction with Action was treated as a reverse acquisition, with the Company as the accounting acquirer and Action as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Action, the historical operations of the Company and the operations of Action from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2009 (as to the balance sheet) and on January 1, 2009 (as to the income statements).

Audited financial statements of the Company and Action have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Action and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
To eliminate the equity of the accounting acquiree, Action Industries Inc., and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(b)	To convert related party payable to common stock.